                                                                    Exhibit 99.5


                             EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 8, 1999

--------------------------------------------------------------------------------

        Notice is hereby given that the Annual Meeting of Shareholders of Emerald Financial Corp. will be held at Quality Catering Center, 9200 Pearl Road, Strongsville, Ohio 44136 on Thursday, July 8, 1999 at 10:30 a.m., Eastern Daylight Savings Time. A Prospectus/Proxy Statement for the Annual Meeting is enclosed. The purpose of the meeting is to consider and vote upon:

        1. adoption of the February 27, 1999 Affiliation Agreement by and between Emerald and Fifth Third Bancorp and approval of the merger of Emerald with and into Fifth Third pursuant to
               Section 1701.78 of the Ohio Revised Code;

        2.     election of three directors for the term expiring in the year
               2002; and

        3. such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors is not aware of any other business to come before the Annual Meeting. Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Shareholders at the close of business on May 14, 1999 are entitled to receive notice of and to vote at the Annual Meeting.

        You are requested to complete and sign the enclosed Blue proxy card, which is solicited by the Board of Directors, and to return the Blue proxy card promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST THE MERGER PROPOSAL BEING SUBMITTED TO SHAREHOLDERS FOR THEIR CONSIDERATION AT THE MEETING.

        EMERALD'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE AFFILIATION AGREEMENT AND APPROVAL OF THE MERGER AND FOR ELECTION OF THE NOMINEES IDENTIFIED IN THE PROSPECTUS/PROXY STATEMENT. PLEASE DO NOT SEND YOUR EMERALD STOCK CERTIFICATES AT THIS TIME.

                                        By Order of the Board of Directors



                                        Paula M. Dewey
                                        Secretary

Strongsville, Ohio
May 19, 1999


================================================================================

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE EMERALD THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

================================================================================